Exhibit 5.1


                        [Letterhead of Jerry Kronenberg]



                                                               December 7, 1995




Thomas & Betts Corporation
1555 Lynnfield Road
Memphis, Tennessee  38119

Ladies and Gentlemen:

         This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Thomas & Betts Corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the offering and possible future sale by certain holders of 314,860 shares of common stock of the Company (the "Common Stock").

         I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of my opinion, I have examined and relied upon such documents, records, certificates and other instruments as I have deemed necessary. I have assumed the genuineness and authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies.

         I express no opinion as to the laws of any jurisdiction other than those of The State of New Jersey and the federal laws of the United States of America.

         For purposes of this opinion, I have examined and relied upon the information set forth in the Registration Statement and such other documents and records that I have deemed necessary.

         Based on and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey.

         2. The shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

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         I  understand  that this opinion is to be used in  connection  with the
Company's Registration Statement relating to the Common Stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I consent to the filing of this opinion with and as a part of said Registration Statement and the use of my name therein.

                                                 Very truly yours,

                                                 /s/ Jerry Kronenberg

                                                 Jerry Kronenberg, Esq.